UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 8, 2013

Pershing Gold Corporation
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                            Entry into a Material Definitive Agreement

Certificate of Designation, Subscription Agreement, Warrants and Registration Rights Agreement

On August 8, 2013, Pershing Gold Corporation (the “Company”) issued 9,091 shares of newly created Series E Convertible Preferred Stock (“Series E Preferred Stock”) and warrants to purchase an aggregate of 10,909,200 shares of the Company’s Common Stock (“Warrants”) pursuant to subscription agreements (each, a “Subscription Agreement”) entered into with several accredited investors.  The gross proceeds from the private placement were approximately $9 million.

In addition, the remaining lender under the Credit Facility Agreement, dated February 23, 2011, as amended, by and among the Company, The Empire Sports & Entertainment, Co., EXCX Funding Corp., Barry Honig and Michael Brauser (the “Credit Facility”), exchanged the outstanding principal and accrued interest of approximately $646,000 owed by the Company under the Credit Facility for shares of Series E Preferred Stock and Warrants on equivalent terms to those investors purchasing in the private placement.

The Certificate of Designation for the Series E Preferred Stock was filed with the Secretary of State of the State of Nevada on August 8, 2013.  Each share of Series E Preferred Stock is convertible into shares of the Company’s Common Stock at a conversion rate of 3,000 shares of Common Stock for each share of Series E Preferred (equivalent to a conversion price of $0.33 per share of Common Stock, subject to certain adjustments in the event of stock dividends, stock splits and subsequent equity sales.  The holders of the Series E Preferred Stock will vote on an as-converted basis on all matters on which the holders of the Common Stock have a right to vote.  The Company may, at any time after February 8, 2014, redeem all then outstanding Series E Preferred Stock for cash in an amount equal to 110% of the purchase price for the Series E Preferred Stock, provided that certain conditions are met.  Upon liquidation, dissolution or winding up of the Company, each holder of Series E Preferred Stock is entitled to receive the greater of: (i) 110% of the purchase price of the Series E Preferred Stock, and (ii) the amount each holder would be entitled to receive if such holder’s shares of Series E Preferred Stock were converted into Common Stock.  Upon a change of control, all outstanding shares of Series E Preferred Stock will automatically convert into shares of Common Stock and the holders will also be entitled to receive a cash payment equal to 10% of the purchase price paid for the Series E Preferred Stock.

The Series E Preferred Stock and Warrants were sold pursuant to Subscription Agreements entered into on August 8, 2013 between the Company and certain accredited investors.  The Subscription Agreements contain customary terms and conditions including, among other things, representations and warranties by the Company and each investor, closing deliveries and indemnification.

Each purchaser of Series E Preferred Stock received a Warrant to acquire a number of shares of Common Stock equal to 40% of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock.  The Warrants are exercisable immediately at an exercise price of $0.40 per share of Common Stock, subject to adjustment in the event of stock dividends, recapitalizations or certain other transactions.  The Warrants will expire on August 8, 2016.

In connection with the private placement, the Company and the investors entered into a registration rights agreement dated August 8, 2013 (the “Registration Rights Agreement”) which requires the Company, at any time after February 8, 2014, to file a registration statement under the Securities Act of 1933, as amended, to register the resale of the Common Stock issuable upon conversion of the Series E Preferred Stock and the exercise of the Warrants.  The Registration Rights Agreement also contains piggyback registration rights requiring the Company to include such holders’ shares of Common Stock in future registration statements that may be filed by the Company.

The foregoing summary of the terms of these Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2013.

 Item 1.02                            Termination of a Material Definitive Agreement

The information provided in Item 1.01 is incorporated herein by reference.

In connection with the private placement, on August 8, 2013, the remaining lender and the Company terminated the Credit Facility and the other transaction documents related to the Credit Facility.  Prior to its termination, the Credit Facility provided the Company with a $4.5 million revolving line of credit.

Item 3.02                      Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

In connection with the private placement, the Company issued 9,743 shares of Series E Preferred Stock and Warrants to acquire an aggregate of 11,691,600 shares of Common Stock, for aggregate gross consideration of approximately $9.6, including approximately $646,000 of principal and interest under the Credit Facility that was exchanged as described above.  A total of 29,229,000 shares of Common Stock are issuable upon conversion of the Series E Preferred Stock.  Certain broker-dealers acted on behalf of the Company and will be paid aggregate cash commissions of approximately $76,000 and will be issued warrants to purchase an aggregate of 13,590 shares of Common Stock.

The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D for purposes of the private placement.

Item 3.03                      Material Modification to Rights of Security Holders

The information provided in Item 1.01 is incorporated herein by reference.  The Company’s ability to declare or pay dividends or repurchase its Common Stock or other equity or capital securities requires the prior approval of the holders of the Series E Preferred Stock.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information provided in Item 1.01 is incorporated herein by reference.  In connection with the private placement, the Board of Directors of the Company approved and adopted the Certificate of Designation of Series E Preferred Stock, setting forth the rights, powers, and preferences of the Series E Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2013

PERSHING GOLD CORPORATION

By:	/s/ Stephen Alfers
Stephen Alfers
Chief Executive Officer, President and Chairman